                                                                  Exhibit 32(b)



                             TXU ENERGY COMPANY LLC
                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002
                              CERTIFICATION OF PFO


         The undersigned, Paul O'Malley, Principal Financial Officer of TXU Energy Company LLC (the "Company"), DOES HEREBY CERTIFY that:

   1. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

   2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 12th day of November, 2003.




                                             /s/  Paul O'Malley
                                          ------------------------------------
                                          Name:   Paul O'Malley
                                          Title:  Principal Financial Officer







   A signed original of this written statement required by Section 906 has been provided to TXU Energy Company LLC and will be retained by TXU Energy Company LLC and furnished to the Securities and Exchange Commission or its staff upon request.